As filed with the Securities and Exchange Commission on October 26, 2018
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 26, 2018
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On October 26, 2018, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its third quarter 2018 earnings. A copy of the October 26, 2018 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1     Oppenheimer Holdings Inc.'s Press Release dated October 26, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 26, 2018 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated October 26, 2018

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2018
Earnings and Announces Quarterly Dividend

New York, October 26, 2018 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $5.1 million or $0.38 basic net income per share for the third quarter of 2018 compared with net income of $7.8 million or $0.59 basic net income per share for the third quarter of 2017. Net income for the third quarter of 2018 was negatively impacted by $9.2 million (or $0.69 basic net income per share) by recognizing losses of $6.0 million related to sales of auction rate securities ("ARS") owned by the Company and increased compensation and related expenses of $3.2 million directly correlated to the increase in the Company's stock price through its stock appreciation rights program (see below for further information). Income before income taxes from continuing operations was $7.1 million for the third quarter of 2018 compared with income before income taxes from continuing operations of $11.8 million for the third quarter of 2017. Revenue from continuing operations for the third quarter of 2018 was $237.8 million compared with revenue from continuing operations of $226.2 million for the third quarter of 2017, an increase of 5.1%.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2018	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
Revenue	$237,814	$226,220	5.1	$714,900	$655,365	9.1
Expenses	230,670	214,392	7.6	685,630	652,199	5.1
Income Before Income Taxes from Continuing Operations	7,144	11,828	(39.6)	29,270	3,166	824.5
Income Taxes	2,083	4,425	(52.9)	8,661	2,464	251.5
Net Income from Continuing Operations	5,061	7,403	(31.6)	20,609	702	2,835.8
Net Income from Discontinued Operations	—	461	(100.0)	—	1,101	(100.0)
Net Income	5,061	7,864	(35.6)	20,609	1,803	1,043.0
Less Net Income (Loss) Attributable to Non-Controlling Interest, Net of Tax	(10)	75	*	(22)	180	*
Net Income Attributable to Oppenheimer Holdings Inc.	$5,071	$7,789	(34.9)	$20,631	$1,623	1,171.2

Basic Net Income Per Share (1)
Continuing Operations	$0.38	$0.56	(32.1)	$1.56	$0.05	3,020.0
Discontinued Operations	—	0.03	(100.0)	—	0.07	(100.0)
Net Income Per Share	$0.38	$0.59	(35.6)	$1.56	$0.12	1,200.0

Diluted Net Income Per Share (1)
Continuing Operations	$0.36	$0.54	(33.3)	$1.47	$0.05	2,840.0
Discontinued Operations	—	0.03	(100.0)	—	0.07	(100.0)
Net Income Per Share	$0.36	$0.57	(36.8)	$1.47	$0.12	1,125.0

Weighted Average Number of Common Shares Outstanding
Basic	13,269	13,213	0.4	13,253	13,290	(0.3)
Diluted	14,140	13,764	2.7	14,043	13,790	1.8

	As of			As of
	9/30/2018	9/30/2017	% Change	9/30/2018	12/31/2017	% Change
Book Value Per Share (1)	$40.94	$38.48	6.4	$40.94	$39.55	3.5
Tangible Book Value Per Share (1)(2)	$28.13	$25.54	10.1	$28.13	$26.74	5.2

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Represents book value less goodwill and intangible assets divided by number of shares outstanding.
* Percentage not meaningful.

The S&P 500 index increased 7.2% during the third quarter of 2018 despite global trade tensions, higher interest rates, a strengthening U.S. dollar, and higher oil prices. Despite these headwinds, the equity markets experienced low volatility as investors focused on strong corporate earnings although volatility picked up measurably in the first few weeks of the fourth quarter of 2018. The Federal Reserve raised the discount rate by 25 basis points in September, the eighth such increase. The yield on the 10-Year U.S. Treasury increased 20 basis points during the quarter to yield 3.05% at September 30th. Concerns remain about rising inflation due to low levels of unemployment and the effects of higher interest rates on the economy.
Albert G. Lowenthal, Chairman and CEO commented, "The operating results for the period were strong despite the negative impact resulting from the ARS sales and increased compensation expenses related to our stock appreciation rights program. During the period, we made a strategic decision to sell a significant portion of our ARS holdings recognizing both realized and unrealized losses. The Company expects that a continued rise in short term interest rates will help the Company finally put this issue behind it. The Company believes that it can put the capital previously devoted to ARS purchases to more productive uses and that this is extremely positive from a liquidity perspective. Also affecting operating results, the positive performance of our stock price during the period led to a significant increase in compensation costs from the Oppenheimer Appreciation Rights Plan ("OARs Plan"). As stated above, the impact of these items on reported net income for the third quarter of 2018 was $0.69 per share.

Notwithstanding the foregoing, strong operating results were driven by continued robust investment banking activity, higher asset management fee-based revenue, as well as higher bank deposit sweep income. Investment banking results were impacted by increases in equity underwritings and advisory fees from M&A transactions. While retail commission revenue declined for the period reflecting the continued downward trend in transaction-based business, it was offset by higher levels of revenue from assets under management as clients continue to embrace a managed solution in our wealth management business. Increases in short-term interest rates continued to benefit our bank deposit fee income. Despite recent volatility, we remain optimistic about the growing economy and the positive impact that it could have on the business for the balance of 2018 and as we move into 2019."
Notable Items for the Third Quarter of 2018

•
During the third quarter of 2018, the Company participated in tender offers by issuers of ARS which resulted in recognized losses totaling $8.1 million (after-tax impact of $6.0 million). The recognized losses are comprised of realized losses of $4.6 million related to tendering ARS holdings at prices below par and unrealized losses of $3.5 million related to revaluing the remaining affected ARS owned and commitments to purchase at the tender offer prices.

•
The Company recorded compensation and related expenses of $4.3 million (after-tax impact of $3.2 million) related to its OARs Plan due to the price of its Class A Stock increasing from $28.00 at the end of the second quarter of 2018 to $31.60 at the end of the third quarter of 2018.

Financial Highlights

•
Commission revenue was $79.7 million for the third quarter of 2018, an increase of 2.6% compared with $77.6 million for the third quarter of 2017 due to higher transaction-based revenue in the institutional equities business partially offset by lower transaction-based revenue in the retail business during the third quarter of 2018.

•
Advisory fees were $78.2 million for the third quarter of 2018, an increase of 5.1% compared with $74.3 million for the third quarter of 2017 due to a higher level of client assets under management ("AUM").

•
Investment banking revenue increased 18.3% to $28.3 million for the third quarter of 2018 compared with $23.9 million for the third quarter of 2017 due to higher equity underwriting fees as well as higher merger and acquisition advisory fees during the third quarter of 2018.

•
Bank deposit sweep income was $30.1 million for the third quarter of 2018, an increase of 42.1% compared with $21.1 million for the third quarter of 2017 due to higher short-term interest rates during the third quarter of 2018.

•
Interest revenue was $13.4 million for the third quarter of 2018, an increase of 3.5% compared with $13.0 million for the third quarter of 2017 due primarily to an increase in interest revenue on margin extended to customers during the third quarter of 2018.

•
Principal transactions revenue was $(16,000) for the third quarter of 2018 compared with $5.1 million for the third quarter of 2017 primarily due to recognized losses during the third quarter of 2018 resulting from participating in tender offers of ARS as indicated above partially offset by higher government trading income.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2018	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
Revenue
Private Client	$158,083	$147,428	7.2	$468,730	$425,069	10.3
Asset Management	17,870	19,277	(7.3)	53,220	57,247	(7.0)
Capital Markets	68,130	58,808	15.9	197,865	168,418	17.5
Corporate/Other	(6,269)	707	*	(4,915)	4,631	*
	$237,814	$226,220	5.1	$714,900	$655,365	9.1

Income (Loss) Before Income Taxes from Continuing Operations
Private Client	$37,608	$36,950	1.8	$111,283	$93,763	18.7
Asset Management	4,127	3,338	23.6	11,803	11,130	6.0
Capital Markets	(2,076)	(1,639)	26.7	(8,332)	(25,235)	(67.0)
Corporate/Other	(32,515)	(26,821)	21.2	(85,484)	(76,492)	11.8
	$7,144	$11,828	(39.6)	$29,270	$3,166	824.5

* Percentage not meaningful.

Private Client

Private Client reported revenue of $158.1 million for the third quarter of 2018, 7.2% higher than the third quarter of 2017 due to increased advisory fee revenue from higher AUM, higher fees earned on client deposits in the FDIC-insured bank deposit program, and higher margin interest revenue during the third quarter of 2018. Income before income taxes was $37.6 million for the third quarter of 2018, an increase of 1.8% compared with the third quarter of 2017 due to the increases in revenue referred to above.

•	Client assets under administration were $86.9 billion at September 30, 2018, remained flat compared with $86.9 billion at December 31, 2017.

•
Financial adviser headcount was 1,078 at the end of the third quarter of 2018 (1,083 at the end of the second quarter of 2018), down from 1,117 at the end of the third quarter of 2017. The decline since the third quarter of 2017 has resulted from the Company's emphasis on adviser productivity.

•
Retail commissions were $47.6 million for the third quarter of 2018, a decrease of 1.0% from the third quarter of 2017 due to reduced transaction volumes from retail investors during the third quarter of 2018.

•
Advisory fee revenue on traditional and alternative managed products was $60.5 million for the third quarter of 2018, an increase of 9.6% from the third quarter of 2017 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of AUM.

•
Bank deposit sweep income was $30.1 million for the third quarter of 2018, an increase of 42.1% compared with $21.1 million for the third quarter of 2017 due to higher short-term interest rates during the third quarter of 2018.

Asset Management

Asset Management reported revenue of $17.9 million for the third quarter of 2018, 7.3% lower than the third quarter of 2017 due to a change in the method of reporting management fees earned through an investment adviser of alternative investments adopted during the first quarter of 2018. Income before income taxes was $4.1 million for the third quarter of 2018, an increase of 23.6% compared with the third quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $17.6 million for the third quarter of 2018, a decrease of 7.9% from the third quarter of 2017 primarily due to the change in the method of reporting management fees from alternative investments referred to above offset by higher AUM. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $28.7 billion at June 30, 2018 ($26.1 billion at June 30, 2017) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 8.8% to a record high of $29.6 billion at September 30, 2018 compared with $27.2 billion at September 30, 2017. AUM at September 30, 2018 is the basis for advisory fee billings for the fourth quarter of 2018. The increase in AUM was comprised of asset appreciation of $1.7 billion and net contributions of assets of $0.7 billion.

Capital Markets

Capital Markets reported revenue of $68.1 million for the third quarter of 2018, 15.9% higher than the third quarter of 2017 due to higher equities underwriting and merger and acquisition advisory fees as well as higher commission and trading revenue during the third quarter of 2018. Loss before income taxes was $2.1 million for the third quarter of 2018, compared with a loss before income taxes of $1.6 million for the third quarter of 2017 primarily due to the increases in compensation and related expenses related to guaranteed compensation arrangements with senior hires in investment banking and interest costs during the third quarter of 2018.

•
Institutional equities commissions increased 7.4% to $23.1 million for the third quarter of 2018 compared with the third quarter of 2017 reflecting higher client trading activity in the third quarter of 2018.

•
Advisory fees from investment banking activities increased 41.2% to $9.6 million in the third quarter of 2018 compared with the third quarter of 2017 due to higher fees earned on completed merger and acquisition transactions during the third quarter of 2018.

•
Equity underwriting fees increased 26.5% to $14.8 million for the third quarter of 2018 compared with the third quarter of 2017 due to the Company's increased focus on equity issuances as well as a robust market for equity underwritings during the third quarter of 2018.

•
Revenue from Taxable Fixed Income increased 10.5% to $14.7 million for the third quarter of 2018 compared with the third quarter of 2017 due to higher government trading income during the third quarter of 2018.

•
Public Finance and Municipal Trading revenue increased 37.1% to $4.8 million for the third quarter of 2018 compared with the third quarter of 2017 due to higher municipal capital markets fees and commissions offset by lower municipal trading income during the third quarter of 2018.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $152.8 million during the third quarter of 2018, an increase of 7.6% compared with the third quarter of 2017. The increase was due to higher salary, production-related, incentive, deferred and share-based compensation expenses during the third quarter of 2018. As noted above, the Company recorded compensation and related expenses of $4.3 million related to its OARs Plan due to the price of its Class A Stock increasing from $28.00 at the end of the second quarter of 2018 to $31.60 at the end of the third quarter of 2018. Compensation and related expenses as a percentage of revenue was 64.3% during the third quarter of 2018 compared with 62.8% during the third quarter of 2017.

Non-Compensation Expenses

Non-compensation expenses were $77.8 million during the third quarter of 2018, an increase of 7.6% compared with $72.3 million during the third quarter of 2017 primarily due to an increase of $6.4 million in interest costs during the third quarter of 2018.

Income Taxes

The effective income tax rate from continuing operations for the third quarter of 2018 was 29.2% compared with 37.4% for the third quarter of 2017 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items. The lower estimated effective tax rate for the third quarter of 2018 is due to the Federal tax rate of 21% (versus 35%) as a result of the passage of the Tax Cuts and Jobs Act ("TCJA") in December 2017 offset by foreign income inclusion and larger non-deductible expenses related to items such as entertainment, fringe benefits, regulatory fines and penalties, and limitations around the deductibility of executive compensation under the TCJA.

Balance Sheet and Liquidity

•	At September 30, 2018, total equity was $543.9 million compared with $523.9 million at December 31, 2017, an increase of 3.8%.

•	At September 30, 2018, book value per share was $40.94 (compared with $39.55 at December 31, 2017) and tangible book value per share was $28.13 (compared with $26.74 at December 31, 2017).

•
The Company's level 3 assets, primarily auction rate securities, were $21.5 million at September 30, 2018 (compared with $87.6 million at December 31, 2017). The decline in level 3 assets during the period was driven by the sales of ARS referred to above.

•	During the third quarter of 2018, the Company obtained additional liquidity on its ARS owned of $45.2 million through ARS issuer redemptions and tender offers, net of additional client buybacks.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on November 23, 2018 to holders of Class A non-voting and Class B voting common stock of record on November 9, 2018.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 91 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2018	9/30/2017 (1)	% Change	9/30/2018	9/30/2017 (1)	% Change
REVENUE
Commissions	$79,678	$77,635	2.6	$245,935	$248,204	(0.9)
Advisory fees	78,154	74,329	5.1	232,972	216,521	7.6
Investment banking	28,328	23,940	18.3	84,442	57,347	47.2
Bank deposit sweep income	30,053	21,146	42.1	84,203	52,992	58.9
Interest	13,403	12,952	3.5	38,686	36,346	6.4
Principal transactions, net	(16)	5,135	*	9,110	15,810	(42.4)
Other	8,214	11,083	(25.9)	19,552	28,145	(30.5)
Total revenue	237,814	226,220	5.1	714,900	655,365	9.1
EXPENSES
Compensation and related expenses	152,846	142,090	7.6	457,821	428,625	6.8
Communications and technology	18,602	17,781	4.6	55,287	53,886	2.6
Occupancy and equipment costs	15,106	15,288	(1.2)	45,435	45,721	(0.6)
Clearing and exchange fees	5,378	5,622	(4.3)	17,254	17,392	(0.8)
Interest	12,915	6,500	98.7	32,787	18,710	75.2
Other	25,823	27,111	(4.8)	77,046	87,865	(12.3)
Total expenses	230,670	214,392	7.6	685,630	652,199	5.1
Income before income taxes from continuing operations	7,144	11,828	(39.6)	29,270	3,166	824.5
Income taxes	2,083	4,425	(52.9)	8,661	2,464	251.5
Net income from continuing operations	5,061	7,403	(31.6)	20,609	702	2,835.8

Discontinued operations
Income from discontinued operations	—	769	(100.0)	—	1,834	(100.0)
Income taxes	—	308	(100.0)	—	733	(100.0)
Net income from discontinued operations	—	461	(100.0)	—	1,101	(100.0)

Net income	5,061	7,864	(35.6)	20,609	1,803	1,043.0
Less net income (loss) attributable to non-controlling interest, net of tax	(10)	75	*	(22)	180	*
Net income attributable to Oppenheimer Holdings Inc.	$5,071	$7,789	(34.9)	$20,631	$1,623	1,171.2

Basic net income per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.38	$0.56	(32.1)	$1.56	$0.05	3,020.0
Discontinued operations	—	0.03	(100.0)	—	0.07	(100.0)
Net income per share	$0.38	$0.59	(35.6)	$1.56	$0.12	1,200.0
Diluted net income per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.36	$0.54	(33.3)	$1.47	$0.05	2,840.0
Discontinued operations	—	0.03	(100.0)	—	0.07	(100.0)
Net income per share	$0.36	$0.57	(36.8)	$1.47	$0.12	1,125.0
Weighted Average Number of Common Shares Outstanding
Basic	13,269	13,213	0.4	13,253	13,290	(0.3)
Diluted	14,140	13,764	2.7	14,043	13,790	1.8

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.
* Percentage not meaningful.